Exhibit 99.1

NEWS RELEASE TRANSMITTED BY PR Newswire

FOR:	ATLANTIC POWER CORPORATION

TSX SYMBOL:	ATP, ATP.DB, ATP.DB.A, ATP.DB.B, ATP.DB.U, ATP.DB.D

NYSE SYMBOL:	AT

December 11, 2012

Atlantic Power Corporation Announces Closing of Public Offering of Extendible Convertible Unsecured Subordinated Debentures on a Bought Deal Basis

BOSTON, MASSACHUSETTS, December 11, 2012 — Atlantic Power Corporation (NYSE:AT) (TSX:ATP) (the “Company” or “Atlantic Power”) announced today the closing of its underwritten public offering, on a bought deal basis, in each of the provinces and territories of Canada, except the Province of Québec (the “Offering”), of C$100 million aggregate principal amount of series D extendible convertible unsecured subordinated debentures (the “Debentures”) at a public offering price of C$1,000 per Debenture.

The Company intends to use the net proceeds from the Offering to fund the acquisition of all of the outstanding shares of capital stock of Ridgeline Energy Holdings, Inc. (the “Acquisition”) and to fund certain working capital commitments and acquisition expenses related to Ridgeline Energy Holdings, Inc.

The Debentures will have an initial maturity date of March 31, 2013 which will automatically be extended to December 31, 2019 upon the closing of the Acquisition. If the Acquisition does not close by March 31, 2013 (the “Initial Maturity Date”) or is earlier terminated, the Company will be required to repay the Debentures within three business days of the Initial Maturity Date. The Debentures will bear interest at a rate of 6.00% per year, and will be convertible into common shares of the Company (“Common Shares”) at an initial conversion price of C$14.50 per Common Share, being a ratio of approximately 68.9655 Common Shares per C$1,000 principal amount of Debentures (subject to customary adjustments). The Company received net proceeds from the Offering, after deducting the underwriting fee and expenses related to the Offering, of approximately C$95.5 million. TD Securities and BMO Capital Markets acted as joint bookrunners with respect to the Offering.

The Debentures were distributed pursuant to a prospectus supplement dated December 3, 2012 to the Company’s short form base shelf prospectus dated August 17, 2012 in each of the provinces and territories of Canada, other than the Province of Québec, and pursuant to a shelf registration statement on Form S-3 filed with the United States Securities and Exchange Commission (the “SEC”) and related prospectus supplement. A copy of the Canadian prospectus supplement and accompanying short form base shelf prospectus relating to the Offering may be obtained upon request by contacting TD Securities Inc., Attn: Symcor, NPM (Email: sdcconfirms@td.com, Tel: (289) 360-2009) or BMO Capital Markets, Attn: Mississauga Distribution Centre C/O The Data Group of Companies (Email: draposo@datagroup.ca, Tel: (905) 696-8884 x4222); and a copy of the U.S. prospectus supplement relating to the offering of Debentures may be obtained upon request from TD Securities (USA) LLC, Attn: David Chepauskas (31 West 52nd St., New York, NY 10019, Tel: (212) 827-7392) or BMO Capital Markets, Attn: Equity Syndicate (3 Times Square, 27th Floor, New York, NY 10036, Tel: (800) 414-3627, Email: bmoprospectus@bmo.com).

About Atlantic Power

Atlantic Power is a leading publicly traded, power generation and infrastructure company with a well-diversified portfolio of assets in the United States and Canada. The Company’s power generation projects sell electricity to utilities and other large commercial customers under long-term power purchase agreements, which seek to minimize exposure to changes in commodity prices. The net generating capacity of the Company’s projects is approximately 2,117 MW, consisting of interests in 30 operational power generation projects across 11 states and 2 provinces and also an 84-mile, 500 kilovolt electric transmission line located in California. In addition, the Company has an approximately 300 MW wind project under construction in Oklahoma, which is expected to achieve commercial operation later this year and a 53 MW biomass project under construction in Georgia, which is expected to achieve commercial operation in the first quarter of 2013. Atlantic Power also owns a majority interest in Rollcast Energy, a biomass power plant developer in Charlotte, NC. Atlantic Power is incorporated in British Columbia, headquartered in Boston and has offices in Chicago, Toronto, Vancouver and San Diego.

The Company’s corporate strategy is to increase the value of the Company through accretive acquisitions in North American markets while generating stable, contracted cash flows from its existing assets to sustain its dividend payout to shareholders. The Company’s dividend is currently paid monthly at an annual rate of Cdn$1.15 per share.

Atlantic Power has a market capitalization of approximately $1.3 billion and trades on the New York Stock Exchange under the symbol AT and on the Toronto Stock Exchange under the symbol ATP. For more information, please visit the Company’s website at www.atlanticpower.com or contact:

Atlantic Power Corporation

Amanda Wagemaker, Investor Relations

(617) 977-2700

info@atlanticpower.com

Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the U.S. federal securities laws and “forward-looking information”, as such term is used in Canadian securities laws (referred to as “forward-looking statements”). These forward-looking statements can generally be identified by the use of the words “outlook,” “objective,” “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “continue,” “believe,” “intend,” “anticipate,” “expect,” “target” or the negatives of these words and phrases or similar expressions that are predictions of or indicate future events or trends and which do not relate solely to present or historical matters. In particular, Atlantic Power’s intentions regarding the use of the proceeds from the Offering as described above constitute forward-looking statements. Forward-looking statements reflect Atlantic Power’s current expectations regarding future events and speak only as of the date of this news release. These forward-looking statements are based on a number of assumptions which may prove to be incorrect. The intended use of proceeds from the Offering may change from that described herein. The completion of the Acquisition is subject to, among other things, customary closing conditions, including payment of the total consideration and the receipt of all necessary regulatory approvals. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under “Risk factors” in the filings Atlantic Power makes from time to time with the SEC and Canadian securities regulators and as set forth in the Canadian and U.S. prospectus supplements and accompanying prospectuses. Atlantic Power’s business is both competitive and subject to various risks. Although the forward-looking statements contained in this news release are based upon what Atlantic Power believes to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. Therefore, investors are urged not to place undue reliance on Atlantic Power’s forward-looking statements. These forward-looking statements are made as of the date of this news release and, except as expressly required by applicable law, Atlantic Power assumes no obligation to update or revise them to reflect new events or circumstances.